EXHIBIT 99.1

Motricity Reports Third Quarter 2011 Results

BELLEVUE, Wash., Nov. 14, 2011 (GLOBE NEWSWIRE) -- Motricity (Nasdaq:MOTR), a leading provider of mobile Internet services, today announced financial results for the third quarter ended September 30, 2011.

Management Commentary:

"As Motricity undergoes a necessary period of transformation, the third quarter was a productive time for the company. We strengthened the balance sheet and began to identify a strategy that we believe will position us to take advantage of the proliferation of mobile services in a much broader way," said Jim Smith, interim chief executive officer. "Our bottom-line results reflect the significant impact of a number of restructuring and other charges due in part to the recent leadership changes at the company. On a comparable basis and excluding these impacts, the business is progressing even with the tremendous changes we are undertaking. Our efforts to align our business around our growth opportunities are on track, and we have made proactive expense reductions that will result in a lower expense run-rate in the fourth quarter."

Revenue:

Revenue in the third quarter of 2011 was $30.4 million as compared to $37.9 million in the third quarter of 2010. Quarterly revenue was slightly below prior guidance due in large part to lower than expected international revenues. Managed services revenue for the quarter increased $1.1 million, or 4%, and professional services revenue decreased $8.6 million, or 68%, compared to the prior year period. Mobile Marketing and Advertising revenue was $7.1 million for the third quarter of 2011.

During the third quarter the Company adjusted its methodology for classifying revenues associated with percentage of completion contracts that contain both Managed services revenue and Professional services revenue. Management reviewed the revenue recorded to date and determined that a reclassification to increase the amount of Managed services revenue and decrease the amount of Professional services revenue was necessary to accurately reflect the nature of the contracts. Therefore in the Consolidated Statements of Operations, it has reclassified the following amounts from Professional services revenue to Managed services revenue: $1 million in Q3 2010; $2 million in Q4 2010; $2.5 million in Q1 2011; and $1.75 million in Q2 2011. These reclassifications did not impact the amount of total revenue recognized in each period.

Impairment and Restructuring Charges:

Third quarter 2011 results include $162.3 million of impairment, of which $123.5 million was related to goodwill and $38.8 million was related to various fixed and intangible assets, and $4.6 million in restructuring charges. The impairment charge represents Motricity's current best estimate and is due to a reduction in the actual and anticipated performance of acquired businesses, as well as the recent decline of the Company's market capitalization to a level significantly below the book value of its net assets. Any adjustments to these estimates would also impact Net Income (Loss) as reported herein. The restructuring charges relate primarily to severance payments and stock-based compensation charges related to the acceleration of equity awards given to employees that were terminated.

Net Income (Loss):

Net loss for the third quarter of 2011 was $(174.5) million, compared with net income of $3.3 million for the third quarter of 2010. Net loss per share was $(3.80) compared to a net income of $0.07 per share for the third quarter of 2010.

Adjusted EBITDA:

Adjusted EBITDA loss for the third quarter of 2011 was $(11.1) million, as compared to Adjusted EBITDA of $9.0 million in the third quarter of 2010. The decrease in Adjusted EBITDA was primarily due to $7.6 million of decreased revenue, $5.5 million of expenses related to non-profitable contracts and the inclusion of results for the acquired Adenyo business which operated at an Adjusted EBITDA loss for the period. The following table reconciles Adjusted EBITDA to net loss for the quarters ended September 30, 2011 and 2010:

	Q3 2011	Q3 2010
	(in millions)	(in millions)
Net income (loss)	$ (174.5)	$ 3.3
Other income (expense), net	0.1	--
Provision for income taxes	(8.0)	0.7
Depreciation and amortization	3.4	3.0
Restructuring and asset impairments	4.6	--
Impairment charges	162.3	--
Stock-based compensation	1.2	2.0
Acquisition transaction and integration costs	(0.2)	--
Adjusted EBITDA	$ (11.1)	$ 9.0

Adjusted Net Income (Loss):

Adjusted Net Loss for the third quarter of 2011 was $(14.1) million, or $(0.31) of Adjusted EPS1, compared to Adjusted Net Income of $6.1 million, or $0.15 of Adjusted EPS, for the third quarter of 2010. The year-over-year decline in Adjusted Net Income is primarily due to $7.6 million of decreased revenue, $5.5 million of expenses related to non-profitable contracts and the inclusion of results for the Adenyo business which operated at an Adjusted Net Loss for the period. The following table reconciles Adjusted Net Income to net loss for the quarter ended September 30, 2011 and 2010:

	Q3 2011	Q3 2010
	(in millions)	(in millions)
Net income (loss)	$ (174.5)	$ 3.3
Amortization of purchased intangibles	0.6	0.4
Restructuring	4.6	--
Impairment charges	162.3	--
Stock-based compensation	1.2	2.0
Non-cash tax expense	(8.1)	0.4
Fair value adjustment of warrants in other income	--	--
Acquisition transaction and integration costs	(0.2)	--
Adjusted Net Income (Loss)	$ (14.1)	$ 6.1

Balance Sheet

Motricity ended the third quarter with cash and short-term investments of $17.7 million, up from $3.0 million at the end of the second quarter 2011. During the third quarter, the Company completed a term loan financing of $20 million and has recently extended that financing through June 14, 2012. Management believes that it has sufficient capital on-hand to fund operations, however, the Company is reviewing financing options, including a conventional longer-term financing and a rights offering.

1 Adjusted EPS reflects Adjusted Net Income divided by Adjusted Shares Outstanding. See the Use of Non-GAAP Measures section for related reconciliations.

Conference Call and Webcast Information:

The Motricity third quarter 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Monday, November 14, 2011. To participate on the live call, analysts and investors should dial 877-941-1427 at least ten minutes prior to the call. Motricity will also offer a live and archived webcast of the conference call, accessible from the "Investors" section of the Company's website at www.motricity.com.

Supplemental Data Schedule

	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011

Revenue
Managed services	$ 20.4	$ 20.9	$ 21.9	$ 25.2	$ 25.3	$ 26.3	$ 27.6	$ 26.3
Professional services	4.9	8.2	8.5	12.7	10.7	5.9	7.0	4.1
Total revenues	$ 25.3	$ 29.1	$ 30.4	$ 37.9	$ 36.0	$ 32.2	$ 34.6	$ 30.4

Revenue details

Managed services	$ 17.8	$ 18.3	$ 19.4	$ 21.7	$ 20.0	$ 20.3	$ 19.3	$ 19.1
Professional services	4.8	7.9	7.3	3.8	4.1	1.6	2.5	0.5
Total North American carrier revenue	22.6	26.2	26.7	25.5	24.1	21.9	21.8	19.6

Managed services	0.2	0.2	0.1	1.2	3.0	3.9	3.4	1.3
Professional services	--	0.2	1.2	8.9	6.6	4.2	3.7	2.3
Total international carrier revenue	0.2	0.4	1.3	10.1	9.6	8.1	7.1	3.6

Managed services	2.4	2.4	2.4	2.3	2.3	2.1	4.9	5.9
Professional services	0.1	0.1	--	--	--	0.1	0.8	1.2
Total mobile marketing and advertising revenue	2.5	2.5	2.4	2.3	2.3	2.2	5.7	7.1

Percentage of managed services revenue that varies with number of users and transactions	57%	52%	55%	60%	60%	61%	63%	60%

Adjusted EBITDA	$ (0.3)	$ 3.1	$ 6.3	$ 9.0	$ 9.4	$ 5.3	$ 6.4	$ (11.1)
Adjusted EBITDA margin	-1%	11%	21%	24%	26%	16%	18%	-37%
Adjusted Net Income (Loss)	$ (2.9)	$ 0.5	$ 3.7	$ 6.1	$ 5.7	$ 1.3	$ 2.0	$ (14.1)
Adjusted Net Income (Loss) margin	-11%	2%	12%	16%	16%	4%	6%	-46%

Adjusted EPS (using Adjusted Shares Outstanding)	$ (0.07)	$ 0.01	$ 0.09	$ 0.15	$ 0.14	$ 0.03	$ 0.04	$ (0.31)

Capital expenditures
Purchased property and equipment	$ (0.9)	$ (1.2)	$ (3.2)	$ (0.9)	$ (3.0)	$ (4.6)	$ (2.7)	$ (2.0)
Capitalization of software development costs	$ --	$ (1.2)	$ (2.8)	$ (2.7)	$ (2.4)	$ (2.2)	$ (2.8)	$ (1.2)

Use of Non-GAAP Measures

This press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS (Adjusted Net Income per Adjusted Shares Outstanding). Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in tables below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income do not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, restructuring expenses, asset impairments and stock-based compensation expense, acquisition transaction and integration costs, interest income and other income (expense), net. We define Adjusted Net Income as net income (loss) before amortization of purchased intangibles, stock compensation expense, restructuring expenses, asset impairments, acquisition transaction and integration costs, non-cash tax expense and the impact from changes in the fair value of warrants. We define Adjusted EPS as Adjusted Net Income divided by Adjusted Shares Outstanding.  Adjusted Shares Outstanding reflect the weighted-average common shares outstanding as if the IPO and other adjustments occurred at the beginning of the respective period and also reflect the Series H preferred stock as if it is converted to common stock at the beginning of the relevant period. All outstanding shares of the Series H preferred stock have converted to common stock as of January 3, 2011. Furthermore, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to management, investors and other users of our financial statements in evaluating our operating performance because these financial measures are an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA is often used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and
  investors commonly use Adjusted EBITDA and Adjusted Net Income to eliminate the effect of restructuring, acquisitions and stock-based compensation expenses, which vary widely from company to company and impair comparability.

We use Adjusted EBITDA and Adjusted Net Income:

  as measures of operating performance to assist in comparing performance from period to period on a consistent basis;
  as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations;
  as primary measures to review and assess the operating performance of our company and management team in connection with our executive compensation plan incentive payments; and
  in communications with our board of directors, stockholders, analysts and investors concerning our financial performance.

The following is a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
	(in millions)

Net income (loss)	$ (4.4)	$ (1.5)	$ (11.6)	$ 3.3	$ 2.9	$ (6.1)	$ (4.3)	$ (174.5)
Other income (expense), net	--	0.3	(3.8)	--	0.2	--	--	0.1
Provision for income taxes	0.5	0.5	0.5	0.7	0.5	0.5	0.2	(8.0)
Depreciation and amortization	3.0	2.9	3.0	3.0	3.5	4.4	5.5	3.4
Restructuring	0.1	0.4	--	--	--	0.3	0.2	4.6
Impairment charges	--	--	--	--	--	--	--	162.3
Stock-based compensation*	0.5	0.5	18.2	2.0	2.3	2.1	2.7	1.2
Acquisition transaction and integration costs	--	--	--	--	--	4.1	2.1	(0.2)
Adjusted EBITDA	$ (0.3)	$ 3.1	$ 6.3	$ 9.0	$ 9.4	$ 5.3	$ 6.4	$ (11.1)

*- Stock-based compensation for the quarter ended June 30, 2010 includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity's initial public offering.

The following is a reconciliation of Adjusted Net Income to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
	(in millions)

Net income (loss)	$ (4.4)	$ (1.5)	$ (11.6)	$ 3.3	$ 2.9	$ (6.1)	$ (4.3)	$ (174.5)
Amortization of purchased intangibles	0.3	0.4	0.4	0.4	0.4	0.4	1.3	0.6
Restructuring	0.1	0.4	--	--	--	0.3	0.2	4.6
Impairment charges	--	--	--	--	--	--	--	162.3
Stock-based compensation*	0.5	0.5	18.2	2.0	2.3	2.1	2.7	1.2
Non-cash tax expense	0.5	0.5	0.5	0.4	0.1	0.5	--	(8.1)
Fair value adjustment of warrants in other income	0.1	0.2	(3.8)	--	--	--	--	--
Acquisition transaction and integration costs	--	--	--	--	--	4.1	2.1	(0.2)
Adjusted Net Income (Loss)	$ (2.9)	$ 0.5	$ 3.7	$ 6.1	$ 5.7	$ 1.3	$ 2.0	$ (14.1)

*- Stock-based compensation for the quarter ended June 30, 2010 includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity's initial public offering.

The following is a reconciliation of Adjusted EPS to EPS, the most directly comparable GAAP measure, for each of the quarters ended:

	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Net income (loss) per share	$ (1.79)	$ (1.38)	$ (1.95)	$ 0.07	$ 0.06	$ (0.15)	$ (0.09)	$ (3.80)
Accretion of redeemable preferred stock and preferred stock dividends	1.04	1.11	0.66	0.01	0.01	--	--	--
Amortization of purchased intangibles	0.06	0.07	0.04	0.01	0.01	0.01	0.03	0.01
Restructuring	0.02	0.07	--	--	--	0.01	--	0.10
Impairment charges	--	--	--	--	--	--	--	3.53
Stock-based compensation	0.09	0.09	2.04	0.05	0.06	0.05	0.06	0.03
Non-cash tax expense	0.08	0.08	0.05	0.01	0.01	0.01	--	(0.18)
Fair value adjustment of warrants in other income	--	0.05	(0.43)	--	--	--	--	--
Acquisition transaction and integration costs	--	--	--	--	--	0.10	0.04	--
Share count adjustments assuming IPO occurred at the beginning of the year	0.43	(0.08)	(0.32)	(0.01)	(0.01)	--	--	--
Adjusted EPS	$ (0.07)	$ 0.01	$ 0.09	$ 0.15	$ 0.14	$ 0.03	$ 0.04	$ (0.31)

The following is a reconciliation of Adjusted Shares Outstanding to Basic Shares Outstanding, the most directly comparable GAAP measure, for each of the quarters ended:

	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
	(in millions)

Basic shares outstanding for the quarter ended	5.7	5.7	8.9	38.0	38.6	42.3	45.3	46.2
Assume IPO occurred at the beginning of the year	6.0	6.0	5.1	--	--	--	--	--
Assume preferred stock conversion occurred at the beginning of the year	26.1	26.1	23.8	--	--	--	--	--
As converted impact of Series H	2.4	2.4	2.4	2.4	2.4	--	--	--
Vested restricted stock	0.7	0.8	0.9	1.0	1.0	--	--	--
Adjusted Shares Outstanding for the quarter ended	40.9	41.0	41.1	41.4	42.0	42.3	45.3	46.2

Statements made in this release and related statements that express Motricity's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our view of general economic and market conditions; our exploration and review of strategic and financing options; estimates of impairment charges and our ability to develop, produce, market, license or sell our products, solutions and services, compete domestically and internationally, reduce or control expenses, improve efficiency, realign resources, continue operational improvement, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements.

Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to: our reliance on a limited number of customers for a substantial portion of our revenues, including the pressures on pricing and contract terms from customers with substantial purchasing power and further consolidations in the telecommunications industry; the highly competitive nature of the mobile services industry in which many of our competitors have significantly greater resources, which they are using to support significantly discounted pricing; the rapid technological changes in the mobile data services industry, which could render our existing services obsolete; our ability to attract and retain key employees and qualified personnel; impact of the recent departure of members of our executive team and our ongoing leadership transition; our ability to recognize the expected benefits from the reduction in force implemented in 2011; uncertainty regarding the length or complexity of the process of exploring strategic or financing options; the possibility that the process will not lead to any strategic transaction or additional financing on favorable terms or at all; the potential that the process will distract the attention of our Board of Directors and management from our business; the potential that we will incur significant expenses pursuing one or more strategic or financing transactions unsuccessfully; the risk that our pursuit of strategic or financing options will impair our relationships with customers, suppliers and employees; the risk of claims or other litigation arising from our pursuit of strategic options; the potential that the pursuit of strategic or financing options will otherwise have a material adverse effect on our business, results of operations and financial condition; our ability to expand internationally; economic and political risks related to our international operations; risks of new product offerings reducing our customers' influence over access to mobile data services; the long sales cycles for our services; our long history of net operating losses; our ability to integrate our acquisition of Adenyo and any future acquisitions and business combinations effectively; the impact of worldwide economic conditions and related uncertainties and the health of and prospects for the overall mobile services industry; risks related to the use and protection of proprietary information, including our ability to safeguard third party confidential information; our ability to develop strategies to address our markets successfully and to meet customer demands with respect to products, services, support and service level commitments; disruptions in datacenters services and other capacity constraints; uncertainties inherent in the development of new products and services and the enhancement of existing products and services, including technical risks, cost overruns and delays; our ability to tailor our complex solutions to our customers' needs; our ability to utilize net operating losses; our reliance on third parties to develop content and applications, customer acceptance of such offerings and our liability with respect to such content; undetected software errors in our products and indemnity obligations and claims relating to our products and services; our ability to manage growth; impairment losses related to goodwill, intellectual property and equipment; risks and diversion of resources related to the litigation against us and our current and former directors and officers; actual or perceived security vulnerabilities in mobile devices; the impact of changing governmental regulations and our ability to comply therewith; risks related to the commercialization of open source software we use; the sufficiency of our liquidity and capital resources and our ability to raise additional capital; the influence and control our principal stockholder may exert; and other uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity, Inc.

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity's unique combination of technology, expertise and go-to-market approach deliver definitive return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow the company on Twitter@motricity.

The Motricity, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7813

Motricity, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$ 17,745	$ 78,519
Restricted short-term investments	434	335
Accounts receivable, net of allowance for doubtful accounts of $1,339 and $446 respectively	41,193	29,438
Prepaid expenses and other current assets	6,344	6,698
Total current assets	65,716	114,990
Property and equipment, net	17,194	24,339
Goodwill	26,506	74,658
Intangible assets, net	11,010	17,693
Other assets	375	134
Total assets	$ 120,801	$ 231,814

Liabilities, redeemable preferred stock and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$ 27,960	$ 16,822
Accrued compensation	6,049	13,666
Deferred revenue, current portion	1,163	746
Debt facilities, current portion	20,495	--
Other current liabilities	5,213	981
Total current liabilities	60,880	32,215
Deferred revenue, net of current portion	5	131
Deferred tax liability	--	5,328
Debt facilities, net of current portion	495	--
Other non-current liabilities	808	714
Total liabilities	62,188	38,388

Redeemable preferred stock	--	49,862

Stockholders' equity
Common stock, $0.001 par value, 625,000,000 shares authorized; 46,239,419 and 40,721,754 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	46	41
Additional paid-in capital	569,109	467,565
Accumulated deficit	(509,036)	(324,088)
Accumulated other comprehensive income (loss)	(1,506)	46
Total stockholders' equity	58,613	143,564

Total liabilities, redeemable preferred stock and stockholders' equity	$ 120,801	$ 231,814

Motricity, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Managed services	$ 26,277	$ 25,201	$ 80,080	$ 67,994
Professional services	4,052	12,685	17,089	29,380
Total revenues	30,329	37,886	97,169	97,374

Operating expenses
Direct third party expenses	5,285	8,300	14,444	12,013
Datacenter and network operations, excluding depreciation	6,798	7,496	19,713	23,125
Product development and sustainment, excluding depreciation	17,025	5,825	31,506	20,189
Sales and marketing, excluding depreciation	5,279	3,310	14,357	10,316
General and administrative, excluding depreciation	8,216	5,986	22,574	34,059
Depreciation and amortization	3,425	3,059	13,275	9,080
Impairment charges	162,305	--	162,305	--
Acquisition transaction and integration costs	(232)	--	5,995	--
Restructuring	4,664	--	5,134	407
Total operating expenses	212,765	33,976	289,303	109,189
Operating income (loss)	(182,436)	3,910	(192,134)	(11,815)

Other income (expense), net
Other income (expense)	13	9	16	3,547
Interest and investment income, net	1	5	27	4
Interest expense	(189)	--	(189)	--
Other income, net	(175)	14	(146)	3,551
Loss before income taxes	(182,611)	3,924	(192,280)	(8,264)
Provision for income taxes	(8,073)	668	(7,332)	1,603
Net income (loss)	(174,538)	3,256	(184,948)	(9,867)
Accretion of redeemable preferred stock	--	(104)	--	(12,015)
Series H redeemable preferred stock dividends	--	(443)	--	(443)
Series D1 preferred dividends	--	--	--	(332)
Net income (loss) attributable to common stockholders	$ (174,538)	$ 2,709	$ (184,948)	$ (22,657)

Net income (loss) per share attributable to common stockholders - basic	($3.80)	$0.07	($4.16)	($1.28)
Net income (loss) per share attributable to common stockholders - basic and diluted	($3.80)	$0.07	($4.16)	($1.28)
Weighted-average common shares outstanding - basic	45,877,275	38,044,055	44,489,853	17,693,397
Weighted-average common shares outstanding - diluted	45,877,275	38,719,689	44,489,853	17,693,397
CONTACT: Media Contact:
         Meghan Graves
         425-638-8211
         Meghan.Graves@motricity.com

         Investor Relations Contact:
         Alex Wellins
         (415) 217-5861
         alex@blueshirtgroup.com